Exhibit 4.1

FULTON FINANCIAL CORPORATION
TO
WILMINGTON TRUST COMPANY,
AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

5.75% SUBORDINATED NOTES
DUE 2017
Dated as of May 1, 2007

     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of May 1, 2007 among Fulton Financial Corporation, a Pennsylvania corporation, as issuer (the “Corporation”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).
RECITALS OF THE CORPORATION
     WHEREAS, the Corporation and the Trustee have executed and delivered to the Trustee an Indenture dated as of May 1, 2007 (the “Indenture”);
     WHEREAS, Section 2.01 of the Indenture provides that the aggregate principal amount of all subordinated notes that may be issued, authenticated and delivered under the Indenture is unlimited;
     WHEREAS, Section 2.01 of the Indenture also provides for the issuance from time to time of subordinated notes of the Corporation in one or more series;
     WHEREAS, the Corporation desires by this First Supplemental Indenture to create a series of subordinated notes to be issuable under the Indenture, as supplemented by this First Supplemental Indenture, which are to be designated and limited in aggregate principal amount as specified in this First Supplemental Indenture, which are to have the terms and provisions as specified in this First Supplemental Indenture, which are to be referred to as the Corporation’s 5.75% Subordinated Notes due May 1, 2017 (the “Notes”); and
     WHEREAS, all things necessary to make the Notes, when executed by the Corporation and authenticated and delivered hereunder and duly issued by the Corporation, the valid obligations of the Corporation, and to make this First Supplemental Indenture a valid and binding agreement of the Corporation, have been done.
     NOW THEREFORE, in consideration of the premises provided for herein, the Corporation and the Trustee hereby agree that the following Sections of this First Supplemental Indenture supplement the Indenture to provide for the issuance of Notes proposed to be issued thereunder on the date of this First Supplemental Indenture:
     SECTION 1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.
     SECTION 2. Issuance of Notes.
     (a) The Notes shall be a series of subordinated notes designated “5.75% Subordinated Notes due 2017” of the Corporation, and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Corporation executing such Notes, as evidenced by their execution of the Notes.

     The Trustee shall, upon receipt of a Corporation Order to do so, authenticate and deliver Notes for original issue in an aggregate principal amount of up to $100,000,000, without any further action by the Corporation. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.10 or 9.04 of the Indenture.
     (b) The principal of the Notes shall bear interest at the rate of 5.75% per annum from May 1, 2007 (the “Issue Date”) or from the most recent Interest Payment Date on which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”), beginning on November 1, 2007, to the Persons in whose names the Notes are registered at the close of business on immediately preceding Regular Record Date. The Maturity Date of the Notes is May 1, 2017.
     (c) No Notes may be issued with original issue discount for United States Federal income tax purposes.
     (d) The principal of, and premium, if any, and interest, if any, on the Notes shall be payable at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Capital Markets Division, Fulton Financial Corporation Subordinated Notes.
     (e) The Notes shall be issued as a Global Note.
     SECTION 3. Forms of Notes. Each certificate representing the Notes that is issued after the date hereof shall refer to this First Supplemental Indenture.
     SECTION 4. This First Supplemental Indenture. This First Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it with respect to the Notes only, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.
     SECTION 5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL EACH BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     SECTION 6. Conflict of any Provision of this First Supplemental Indenture with the Trust Indenture Act. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, such Trust Indenture Act provision shall control.

     SECTION 7. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
     SECTION 8. Headings. The headings of this First Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 9. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.
     SECTION 10. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

FULTON FINANCIAL
CORPORATION, as Issuer

/s/ Charles J. Nugent
Name: Charles J. Nugent
Title: Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee

/s/ Denise M. Green
Name: Denise M. Green
Title: Vice President

EXHIBIT A
(FORM OF FACE OF NOTE)
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.
     THE NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED

TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.
     THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

FULTON FINANCIAL CORPORATION
CUSIP No.: 360271 AH3
$100,000,000

   5.75% SUBORDINATED NOTE DUE MAY 1, 2017
     Interest
     Fulton Financial Corporation, a Pennsylvania corporation (the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $100,000,000 (One Hundred Million Dollars) on May 1, 2017 (the “Maturity Date”) and to pay interest on the outstanding principal amount hereof from May 1, 2007 or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 of each year, beginning November 1, 2007, at the rate of 5.75% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and on any overdue installment of interest (without duplication and to the extent that payment of such interest is enforceable under applicable law) at the same rate per annum compounded semi-annually. The amount of interest payable hereon shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined in the Indenture), the related payment of principal or interest will be paid on the next Business Day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such Interest Payment Date or Maturity Date, as the case may be.
     Method of Payment
     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th calendar day (whether or not a Business Day) prior to the applicable Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Notes of this series not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest payable on the Maturity Date of the Notes of this series will be paid to the registered holder to whom the principal is payable.

     Paying Agent and Register
     The principal of and interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Note Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.
     Subordination
     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts on Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     Any default on a payment under the Corporation’s 5.35% Subordinated Notes due April 1, 2015 (the “2015 Notes”), which rank pari passu to this Note, or a breach by the Corporation of a covenant under the indenture under which the 2015 Notes were issued (the “2015 Notes Indenture”) that results in a default or event of default under the 2015 Notes Indenture, will prohibit the Corporation from making any payment on this Note unless the Corporation either cures the default or event of default or, if such default is a payment default, makes payments on the 2015 Notes, this Note and any future series of notes issued under the Indenture on a pro rata basis.
     This Note shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.
     The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed this 1st day of May, 2007

FULTON FINANCIAL CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:
CERTIFICATE OF AUTHENTICATION
     This represents Notes of Fulton Financial Corporation referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

Dated: May 1, 2007

(FORM OF REVERSE OF NOTE)
     This Note is one of the Notes of the Corporation (herein sometimes referred to as the “Notes”), all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of May 1, 2007, duly executed and delivered between the Corporation and Wilmington Trust Company, as Trustee (the “Trustee”), and the First Supplemental Indenture thereto, dated as of May 1, 2007 (together, the “Indenture”), duly executed and delivered between the Corporation and the Trustee, to which Indenture and First Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Notes. This Note is one of the series designated on the face hereof. The Notes are unlimited in aggregate principal amount as specified in the Indenture.
     Defaults and Remedies
     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Notes of this series shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     There is no right of acceleration of payment in the case of any Default (as defined in the Indenture), including any default in the payment of principal or interest on the Notes or the performance by the Corporation of its other obligations under the Notes of this series.
     Amendment, Supplement and Waiver
     The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes of this series affected at the time Outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes of this series; provided, however, that no such supplemental indenture shall, without the consent of each holder of Notes of this series then Outstanding and affected thereby, (i) change the Maturity Date of this Note or provide for the redemption of this Note prior to such Maturity Date, or reduce the rate or extend the time of payment of interest hereon, or reduce the principal amount hereof or make the principal hereof or any interest hereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Notes to institute suit for payment hereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding and affected thereby, on behalf of all of the holders of the Notes of this series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Notes of this series or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Notes of this series then Outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the money herein prescribed.
     Limitation on Dividends
     The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation’s capital stock, (ii) make any payment of principal of or interest, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to this Note other than such payments, repayments, repurchases or redemptions of debt securities of the Corporation that rank equal with this Note that are made on a pro rata basis with payments, repayments or repurchases on this Note or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to this Note (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation’s capital stock or the exchange or conversion of one class or series of the Corporation’s capital stock for another class or series of the Corporation’s capital stock, (d) the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation’s benefit or compensation plans for its directors, officers or employees or any of the Corporation’s dividend reinvestment plans), if at such time there shall have occurred any event, act or condition that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure.
     Denominations; Transfer; Exchange
     The Notes of this series are issuable only in registered form without coupons in minimum denominations of $1,000 and multiples of $1,000 in excess thereof. As provided in the Indenture, this Note is transferable by the holder hereof on the Note Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in New York, New York or Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent and any security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Notes of this series) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and none of the Corporation, the Trustee, any authenticating agent, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.
     No Recourse Against Others
     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Governing Law
     THE INDENTURE AND THIS NOTE SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     Abbreviations
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON — as tenants in common	TEN ENT — as tenants in the entireties

JT TEN — as joint tenants with right of survival	UNIF GIFT MIN ACT — under Uniform Gift to Minors Act and not as tenants
Additional abbreviations may also be used though not in the above list.